Exhibit 32.1
CERTIFICATION OF CEO AND CFO PURSUANT TO
18 U.S.C. § 1350,
AS ADOPTED PURSUANT TO
§ 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K of Berry Corporation (bry) (the “Company”) for the year ended December 31, 2022, as filed with the Securities and Exchange Commission on February 27, 2023, Fernando Araujo, as Chief Executive Officer of the Company, and Michael S. Helm, as Vice President, Chief Financial Officer and Chief Accounting Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, to the best of our knowledge that:
1.The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	February 27, 2023	/s/ Fernando Araujo
Fernando Araujo
Chief Executive Officer

Date:	February 27, 2023	/s/ M. S. Helm
Michael S. Helm
Vice President, Chief Financial Officer and Chief Accounting Officer

A signed original of this written statement required by Section 906 has been provided to Berry Corporation (bry) and will be retained by Berry Corporation (bry) and furnished to the Securities and Exchange Commission or its staff upon request.
This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.